Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:                Daniel Zeff

Date of Earliest Transaction Required to be Reported: December 17, 2007

Issuer Name and Ticker Symbol:      Commerce Energy Group Inc. (EGR)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address:          50 California Street
                  Suite 1500
                  San Francisco, CA 94111
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Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are
jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Commerce Energy Group Inc.

ZEFF HOLDING COMPANY, LLC                  ZEFF CAPITAL PARTNERS I, L.P                          SPECTRUM GALAXY FUND LTD.

                                           By:  Zeff Holding Company, LLC, as general partner


By:                                        By:                                                   By:
   ---------------------------             ------------------------------                          --------------------------------
   Name:  Daniel Zeff                         Name:  Daniel Zeff                                    Name:  Dion R. Friedland
   Title:     Manager                         Title:     Manager                                    itle:     Director


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